Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby give consent to the use of our Firm’s audit report dated March 17, 2017 in your Form 1-A filing for Legion Capital Corporation.

/s/ Soles, Heyn & Company, LLP

Soles, Heyn & Company, LLP

West Palm Beach, Florida

July 21, 2017